UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 17, 2009

Willis Group Holdings Limited
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-16503	98-0352587
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Willis Group Limited, 51 Lime Street, London, England and Wales		EC3M 7DQ
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011) 44-20-3124-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2009, Willis North America Inc. ("WNAI"), an indirect subsidiary of Willis Group Holdings Limited, amended the Willis U.S. 2005 Deferred Compensation Plan (the "Deferred Compensation Plan") which shall be effective on January 1, 2010. The Deferred Compensation Plan permits certain employees of WNAI and its affiliates who satisfy certain eligibility requirements to make annual irrevocable elections to defer a specified portion of their base salary and bonus to be earned during the following calendar year. The amendments to the Deferred Compensation Plan eliminated (1) the application of IRS compensation limits for salary deferrals beginning in 2010, (2) the application of IRS compensation limits for bonus compensation deferrals beginning in 2011, and (3) the cap on payments to participants who are terminated for cause or voluntarily resign their employment within three (3) years of their initial deferral election. Beginning January 1, 2010, participants will be permitted to defer up to 50% of their base salary and beginning January 1, 2011, participants will be permitted to defer up to 95% of their bonus and incentive compensation.

This description of the Amended and Restated Willis US 2005 Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Willis US 2005 Deferred Compensation Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amended and Restated Willis US 2005 Deferred Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Willis Group Holdings Limited

November 20, 2009	By:	Adam G. Ciongoli

Name: Adam G. Ciongoli
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Willis US 2005 Deferred Compensation Plan